Exhibit 10.72

English Translation

Share Pledge Agreement

Among

Fox Information Technology (Tianjin) Limited

And

Ye Deng

November 15, 2011

This Share Pledge Agreement (hereinafter referred to as the “Agreement”) is entered into by and between the following parties on November 15, 2011:

Party A:	Fox Information Technology (Tianjin) Limited, Registered Address: Room 2101, 21st Floor, Office Building C, Taida MSD-C Area, No.79 First Avenue, Economic and Technological Development Zone, Tianjin;

Party B:	Ye Deng, Address: SOHU.com Media Plaza, Block 3, No.2 Kexueyuan South Road, Haidian District, Beijing, China;

In this Agreement, Party A, Party B are referred to as the “parties” collectively or “a party” individually.

Whereas:

1	Party A is a wholly foreign-invested limited liability company incorporated and existing under laws of the People’s Republic of China.

2	Tianjin Jinhu Culture Development Co., Ltd. (hereinafter referred to as “Tianjin Jinhu”) is a domestic limited liability company incorporated and existing under laws of the People’s Republic of China.

3	Party B is shareholders of Tianjin Jinhu, with holding 50% of stock equity of Tianjin Jinhu (hereinafter referred to as “Pledgor”).

4	Party A executed a Loan Agreement with Party B on November 15, 2011.

5	In order to assure performance of the obligations of Party B under the Loan Agreements, the Pledgor places into pledge the full equity it owns in Tianjin Jinhu as guarantee for performance of the obligations and debts of the Pledgors and Tianjin Jinhu under the foregoing agreements, and the Pledgee is Party A.

Through friendly negotiation and on the principle of equality and mutual benefit, the parties hereto therefore reach the following Agreement for performance:

I. Definitions

Unless otherwise stated herein, the following terms shall respectively have the meanings defined here below:

1.	The Pledge shall refer to all items listed in Article II hereof.

2.	The Equity shall refer to the equity that the Pledgors jointly and lawfully hold in Tianjin Jinhu and all rights and interests that they currently have or may have in the future based on the said equity.

3.	The Agreements shall refer to the Loan Agreements signed by and between/among Party A, Tianjin Jinhu and other relevant parties in November 15, 2011.

4.	An Event of Default shall refer to any of the events set forth in Article VII hereof.

5.	A Default Notice shall refer to a notice that Party A gives according to this Agreement to declare an event of default.

II. Pledge

1.	Each Pledgor pledges to Party A the full equity it owns in Tianjin Jinhu as guarantee for performance of the Pledgor and Tianjin Jinhu of their obligations and debts under the Agreements.

2.	The scope of guarantee offered by the share pledge hereunder includes all fees (including legal fares) and expenses payable to Party A and all losses, interest, penalties, damages, costs of exercise of creditor’s rights to be borne by Tianjin Jinhu and (or) the Pledgors under the Agreements, and all liabilities that Tianjin Jinhu and the Pledgors shall assume to Party A in the event of termination, cancellation or full or partial invalidation of the Agreements due to whatsoever reasons.

3.	The Pledgee’s Right hereunder shall refer to the right of Party A to receive prioritized payment out of the proceeds from converting the Equity pledged to Party A by the Pledgors into money or auctioning or selling off the Equity.

4.	Unless Party A otherwise agrees in writing explicitly after this Agreement takes effect, the Pledge hereunder shall be relieved only if and when Tianjin Jinhu and the Pledgors have duly performed all of their obligations and responsibilities under the Agreement and a written acknowledgement thereof has been obtained from Party A. If Tianjin Jinhu and the Pledgors fail to fully perform all or any part of their obligations or responsibilities under the Agreements as of expiration of the terms specified in the Agreements, Party A shall continue to be entitled to the Pledgee’s Right set forth herein until the aforesaid obligations and responsibilities are fully performed in a manner that is to the reasonable satisfaction of Party A.

III. Effectiveness

1.	This Pledge Agreement shall become established and take effect as of the first written date of execution after it is stamped by Party A, signed by Party B.

2.	The Pledgors shall have the share pledge arrangement (hereinafter referred to as the “Share Pledge”) hereunder registered in the shareholders’ register of Tianjin Jinhu in the day of execution of this Agreement, and deliver its shareholders’ register to the Pledgee (Please see Attachment I for the form of the register), of which the form and substance shall be satisfactory to the Pledgee. The Pledgors shall, within 10 working days from the date of execution of this Agreement, fulfill the share pledge registration procedure and deliver to the Pledgee the document proving registration of the share pledge with the administration of industry and commerce.

3.	During the pledge process, if Tianjin Jinhu fails to perform any clause of the Loan Agreements, Party A shall, subject to giving of reasonable notification, have the right to exercise its Pledgee’s Right as per the provisions herein.

IV. Possession and Keeping of Pledge Certificate

1.	The Pledgors shall, within 7 working days from the date of execution of this Agreement or an otherwise period agreed upon by all parties, deliver the certificate of its equity investment in Tianjin Jinhu (original copy. Please see Attachment II for the form of the certificate) into custody by Party A, and deliver to Party A the proof showing that the Pledge hereunder has been properly registered in the shareholders’ register, and shall fulfill all review, approval, registration and filing procedures required by laws and regulations of the People’s Republic of China within 10 working days from the date of execution of this Agreement or within any time reached with unanimity, and submit the certificate of share pledge registration to Party A after completing the share pledge registration.

2.	If any change occurs to the registered items of the pledge and such change is to be registered as required by law, Party A along with Party B shall make the registration of the change within 10 working days from the date of the change, and submit relevant change registration documents.

3.	During the term of the Share Pledge, the Pledgors shall instruct Tianjin Jinhu not to distribute any dividends or bonuses or adopt any profit sharing scheme. If the Pledgors shall receive any financial benefits of whatsoever nature other than dividends, bonuses or other profit sharing schemes with regard to the Pledged Equity, they shall, as requested by Party A, instruct Tianjin Jinhu to directly transfer the relevant amounts (after encashment) into the bank account designated by Party A, which the Pledgors shall not use without the prior written consent of Party A.

4.	During the term of the Share Pledge, if the Pledgors subscribe new registered capital of Tianjin Jinhu or are assigned the equity owned by other pledgors (hereinafter referred to as “Additional Equity”), the Additional Equity will automatically become a portion of the Pledged Equity hereunder and the Pledgors shall fulfill all procedures required for consummating pledge of the Additional Equity within 10 working days after acquiring the Additional Equity. If the Pledgors fail to fulfill the procedures as per the foregoing provision, Party A shall have the right to immediately exercise the Pledgee’s Right according to the provisions of Article VIII hereof.

V. The Pledgors’ Representations and Warranties

Each Pledgor makes the following representations and warranties to Party A when signing this Agreement, and acknowledges that Party A relies on the said representations and warranties in executing and performing this Agreement:

1.	The Pledgor lawfully holds the equity hereunder that it owns in Tianjin Jinhu and has the right to pledge the equity to Party A.

2.	From the date of execution of this Agreement and throughout the period when Party A is entitled to the Pledgee’s Right as per the provisions of Paragraph 4 of Article II, once Party A exercises at any time its rights or the Pledgee’s Right according to this Agreement, there shall not be any lawful claims or proper interference from any other parties.

3.	Party A has the right to exercise the Pledgee’s Right in the manner provided by laws and regulations and set forth in this Agreement.

4.	The Pledgor has obtained all requisite corporate authorizations for its execution of this Agreement and performance of its obligations hereunder, such execution and performance is not against the provisions of any applicable laws or regulations, and its authorized signatory for the purpose of this Agreement has gained lawful and valid authorization.

5.	Except for those that have been disclosed, the equity held by the Pledgor is free of any other encumbrance or any form of third-person security interest (including but not limited to pledges).

6.	There are no ongoing civil, administrative or criminal proceedings and administrative punishment or arbitration involving the Equity and there are no such civil, administrative or criminal proceedings, administrative punishment or arbitration that will occur.

7.	Except for those that have been disclosed, there are no taxes, fees payable but unpaid and no legal procedures and formalities to be fulfilled but not fulfilled with regard to the Equity.

8.	All terms and conditions of this Agreement represent expression of the Pledgor’s true intent and are legally binding upon the Pledgor.

VI. Pledgors’ Undertakings

1.	During the term of existence of this Agreement, each of the Pledgors undertakes to Party A that:

(a)	it shall not assign the Equity, not set or allow the existence of any pledge or otherwise encumbrance or any form of third-person security interest that may affect the rights and interests of Party A without the prior written consent of Party A except for assignment of the Equity, as requested by Party A, to Party A or to the person designated by Party A.

(b)	it shall abide by and perform the provisions of all applicable laws and regulations, and display the notices, instructions or advice, if any, issued or prepared by the authority in charge with regard to pledges to Party A within five working days upon receipt of the same, and take actions as reasonably instructed by Party A.

(c)	it shall promptly notify Party A of any event or received notice that may affect the Pledgor’s equity or the rights to and in any part thereof, and any event or received notice that may change any of the Pledgor’s obligations hereunder or prevent the Pledgor from performing its obligations hereunder, and shall take actions as reasonably instructed by Party A.

2.	The Pledgors agree that the exercise of Party A of its rights under the terms and conditions of this Agreement shall not be interrupted or hampered by the Pledgors or the Pledgors’ successors or assignees or any other persons.

3.	Each Pledgor undertakes to Party A that, in order to protect and improve the guarantee under this Agreement for performance of the obligations of the Pledgor and (or) Tianjin Jinhu under the Agreements, the Pledgor will make any and all requisite amendments to its articles of association and the articles of association of the Company (if applicable), sign in good faith and cause other parties interested in the Pledged Equity to sign all right certificates and deeds required by Party A, and/or perform and cause other interested parties to perform the actions requested by Party A, provide convenience to Party A for its exercise of the Pledgee’s Right, sign all documents associated with changes to the equity certificate with Party A or with any third party designated by Party A, and provide Party A within a reasonable period with all documents relating to the Pledge that Party A may deem necessary.

4.	Each Pledgor undertakes to Party A that, for the interest of Party A, the Pledgor will abide by and perform all its warranties, undertakings, agreements and representations. If the Pledgor fails to perform or to fully perform its warranties, undertakings, agreements or representations, it shall indemnify Party A for any and all losses that Party A may suffer as result thereof.

VII. Events of Default

1.	All of the following events are regarded as events of default:

(a)	Tianjin Jinhu or its successor or assignee fails to fully pay any amount due and payable under the Agreements, or Tianjin Jinhu, a Pledgor or its successor or assignee fails to perform its obligations under the Loan Agreement.

(b)	Any representations, warranties or undertakings made by the Pledgors in Articles V and VI hereof are substantially misleading or incorrect, and/or the Pledgors violate the representations, warranties or undertakings in Articles V and VI hereof.

(c)	The Pledgors materially breach any clause of this Agreement.

(d)	Except for prescribed in Paragraph 1 (a) of Article VI, the Pledgors abandon or assign the pledged equity without the written consent of Party A.

(e)	Any external loan, guarantee, indemnity, undertaking or other debt-paying liability of the Pledgors is made subject to early payment or performance as result of a default or cannot be paid or performed as scheduled after it becomes due, which gives Party A the reason to believe that the Pledgors’ ability to perform their obligations hereunder is impaired and the interest of Party A is in turn affected.

(f)	The Pledgors are unable to pay general debts or other debts, which in turn affects the interest of Party A.

(g)	The promulgation of an applicable law makes this Agreement unlawful and invalid or prevents the Pledgors from continuing to perform their obligations hereunder.

(h)	Any governmental consent, permit, approval or authorization required in order to make this Agreement enforceable or valid or effective is revoked, terminated, invalidated or is materially changed.

(i)	Any negative change occurs to the assets owned by the Pledgors, which causes Party A to believe that the Pledgors’ ability to perform their obligations hereunder has been impaired.

(j)	Other circumstances where Party A cannot exercise or dispose of the Pledgee’s Right according to the provisions of applicable laws.

2.	If becoming aware of or discovering any situation stated in Paragraph 1 of the present article or any event that may give rise to such situation, the Pledgors shall immediately notify Party A in writing.

3.	Unless an event of default set forth in Paragraph 1 of the present article has been successfully resolved to the satisfaction of Party A, Party A may send a written notice of default to the Pledgors at the time of or at any time after occurrence of the event of default by the Pledgors, requesting the Pledgors to immediately pay the amounts owed and all other amounts payable under the Agreements or to perform their obligations under the Agreements in a timely manner. If the Pledgors or Tianjin Jinhu fails to correct the default or take necessary remedial act within ten days from the date of sending of the said written notice, Party A shall have the right to exercise the Pledgee’s Right as per the provisions of Article VIII hereof.

VIII. Exercise of Pledgee’s Right

1.	Before all amounts and obligations under the Agreements are fully paid and performed, the Pledgors shall not assign the Equity without the written consent of Party A.

2.	When exercising the Pledgee’s Right, Party A shall give a notice of default to the Pledgors as required by Paragraph 3 of Article VII hereof.

3.	Subject to the provisions of Paragraph 3 of Article VII, Party A may exercise the Pledgee’s Right at any time after sending the notice of default according to Paragraph 3 of Article VII.

4.	Party A shall have the right to convert the equity hereunder into money either in entirety or partly according to legal procedures, or get prioritized payment out of the proceeds from auction or sale of the equity until all outstanding service fees and any and all amounts due and payable under the Agreements are fully paid and all obligations under the Agreements are performed.

5.	When Party A exercises the Pledgee’s Right as per this Agreement, the Pledgors shall not set obstacles and shall instead furnish necessary assistance to enable Party A to exercise the Pledgee’s Right.

IX. Assignment of Agreement

1.	Unless with the explicit prior written consent of Party A, the Pledgors shall have no right to assign any of their rights and/obligations hereunder to third parties.

2.	This Agreement is binding upon the Pledgors and their successors and is valid and effective upon Party A and its successor or assignee.

3.	Party A may at any time assign all or any of its rights and obligations under the Agreement to any third party designated by it, in which event the assignee shall enjoy the rights and assume the obligations that Party A enjoys and assumes under this Agreement. When Party A assigns its rights and obligations under the Agreements, the Pledgors shall sign relevant agreements and/or documents for the purpose of the assignment as requested by Party A.

4.	If such assignment results in change of the pledgee, the Pledgors shall sign a new pledge agreement with the new pledge and shall be responsible for fulfilling all applicable registration procedures.

X. Taxes

Party A shall bear all taxes incurred by the parties during performance of this Agreement.

XI. Responsibility for Defaults

1.	Unless otherwise stated herein, a party hereto shall be deemed as in default of this Agreement if and to the extent that it fails to fully perform or suspends performance of its obligations hereunder and fails to correct the said act within thirty days after receiving the other parties’ notice, or if and to the extent that its representations and warranties are untrue.

2.	If a party hereto breaches this Agreement or any representation or warranty it has made herein, the non-defaulting parties may give a written notice to the defaulting party, requesting the defaulting party to correct the default within ten days after receiving the notice, take appropriate measures to effectively and promptly prevent occurrence of detrimental consequences, and continue to perform this Agreement.

3.	If a breach of a party hereto of this Agreement causes the other parties to bear any expense, liability or suffer any loss (including but not limited to loss of profit), the defaulting party shall indemnity the non-defaulting for any and all of the foregoing expenses, liabilities or losses (including but not limited to interest and attorney’s fee paid or lost as result of the default). The sum of the indemnities paid by the defaulting party to the non-defaulting party shall be equal to the losses resulting from the default, and the indemnities shall include the benefits that the non-defaulting party should have received as result of performance of the Agreement, provided that the indemnities shall not go beyond the reasonable expectation of the parties hereto.

XII. Governing Law and Settlement of Disputes

1.	Governing Law

The execution, effectiveness, performance, construction and interpretation of and the settlement of disputes over this Agreement shall be governed by Chinese laws.

2.	Arbitration

When any dispute occurs between both parties with regard to the interpretation and performance of any clauses herein, the parties shall seek settlement of the dispute through good-faith negotiation. If both parties cannot reach any agreement on settlement of the dispute within thirty (30) days after any party hereto sends to the other parties the written notice requesting resolution through negotiation, any party hereto may refer the dispute to China International Economic and Trade Arbitration Commission for determination according to the arbitration rules of the said Commission as then prevailing. Arbitration shall occur in Beijing and the language of arbitration shall be Chinese. The arbitration ruling shall be final and binding upon both parties. This clause shall survive regardless of termination or cancellation of this Agreement.

XIII. Force Majeure

1.	Force majeure shall refer to all events that are uncontrollable and unforeseeable by a party hereto or that are inevitable even if foreseeable and prevent that party from performing or from fully performing the obligations hereunder. Such events include, without limitation to, any strikes, factory closedowns, explosions, marine perils, natural disasters or acts of public enemy, fire, floods, destructive activities, accidents, wars, riots, rebellions and any other similar events.

2.	If a force majeure event occurs and prevents the affected party from performing any obligation hereunder, the obligation so prevented shall be suspended throughout the duration of the force majeure event and the date of performance of the obligation shall be automatically extended to the date of completion of the force majeure event, and the party so prevented from performing the obligation shall not be subject to any punishment.

3.	The party encountering a force majeure event shall immediately give a written notice to the other party, and deliver appropriate proof of the occurrence and duration of the force majeure event. The party encountering a force majeure event shall also make any and all reasonable efforts to terminate the force majeure event.

4.	Once a force majeure event occurs, both parties shall immediately negotiate to find an equitable solution, and shall also make any and all reasonable efforts to minimize the consequences of the force majeure event.

5.	If a force majeure event lasts for over ninety (90) days and both parties cannot reach any agreement on an equitable solution, any party hereto shall then have the right to terminate this Agreement. Upon termination of the Agreement as per the foregoing provision, no further rights or obligations will accrue to any party hereto, provided that the rights and obligations of each party that already accrue as of the date of termination of this Agreement shall not be affected by the termination.

XIV. Miscellaneous

1.	Special Covenant

Each Pledgor undertakes that all terms and conditions of this Agreement shall remain legally binding upon the Pledgor regardless of any and all changes that may occur to the Pledgor’s percent of equity holding in Tianjin Jinhu, and that the terms and conditions of this Agreement shall also apply to all equity of Tianjin Jinhu then held by the Pledgor.

2.	Amendments to Agreement

(a)	The parties hereto hereby acknowledge that this Agreement is a fair and reasonable agreement reached by and between them on the basis of equality and mutual benefit. In the event of any inconsistence, this Agreement shall prevail over all discussions, negotiations and written covenants reached by and between both parties with regard to the subject matter hereof before execution of this Agreement.

(b)	Any and all amendments, additions or alterations to this Agreement shall be made in written and shall not take effect until and before being stamped by Party A and signed by Party B. The parties’ amendments and additions to this Agreement shall constitute an integral part of and enjoy equal legal effectiveness as this Agreement.

3.	Notices

Notices or other correspondence that any party hereto shall give as required by this Agreement shall be made in writing and in Chinese and delivered by person (including express mail service) or by registered airmail. All notices and correspondence shall be sent to the following addresses unless any otherwise address has been informed by written notification:

Party A:	Fox Information Technology (Tianjin) Limited
Address:	Sohu Media Plaza, SOHU.com Media Plaza, Block 3, No.2 Kexueyuan South Road, Haidian District, Beijing, China

Party B:	Ye Deng
Address:	Sohu Media Plaza, SOHU.com Media Plaza, Block 3, No.2 Kexueyuan South Road, Haidian District, Beijing, China

4.	Service of Notices

Notices and correspondence shall be deemed as given:

(a)	If delivered by person (including by express mail service): on the date of sign-in by the receiving party.

(b)	If delivered by registered mail: on the 3rd day from the date of receipt issued by the post office.

5.	Severity of Agreement

Without affecting other terms and conditions of this Agreement, if any provision or part of this Agreement is held invalid, unlawful or unenforceable according to Chinese laws or is against public interest, the effectiveness, validity and enforceability of the terms and conditions in all other parts of the Agreement shall not be affected and impaired in any way. The parties shall negotiate in good faith to discuss and determine a clause to the satisfaction of the parties in order to replace the invalid provision.

6.	Successors and Assignees

This Agreement shall be equally binding upon each party’s lawful successors and assignees.

7.	Waivers

The failure or delay of any party hereto in exercising any of its rights hereunder shall not be regarded as its waiver of the right and single exercise of any right shall not prevent future exercise of any other right.

8.	Language and Counterparts

This Agreement is executed in Chinese in THREE identical copies, of which each party respectively holds ONE and the pledge registration authority keeps ONE on the record, and all enjoy equal legal effectiveness.

(There is no text hereinafter. Followed is the signing page.)

(This page contains no text and is the signing page.)

Party A: Fox Information Technology (Tianjin) Limited

(Seal)

Party B: Ye Deng

(Signature)

Exhibits:

1.	Shareholders’ Register of Tianjin Jinhu

2.	Certificate of Investment of Shareholder of Tianjin Jinhu

Exhibit I

Shareholders’ Register of Tianjin Jinhu

until January 20, 2014

Name of Shareholder	address	Form of Investment	Amount of Investment (RMB)	Percent of Investment	Date of Investment	No. of Investment Certificate	remarks
Ye Deng	Sohu Internet Plaza, Zhongguancun East Road, Haidian District, Beijing	Cash	1,500,000	50%	November 17, 2011	001	The equity was pledged to Fox Information Technology (Tianjin) Limited, on Date/ Month/ 2012.

Xuemei Zhang	Sohu Internet Plaza, Zhongguancun East Road, Haidian District, Beijing	cash	1,500,000	50%	December 4, 2013	002	The equity was pledged to Fox Information Technology (Tianjin) Limited on Date/ Month/ 2014.

Company Seal: Tianjin Jinhu Culture Development Co., Ltd.
Date:

Exhibit II

Investment Certificate of Shareholder of Tianjin Jinhu Culture Development Co., Ltd.

(No: 001)

Tianjin Jinhu Culture Development Co., Ltd. (the “Company”) was founded on November 24, 2011 and has been registered with Binhai New Division of Tianjin Administration of Industry and Commerce, whose registration number is 120116000078662. The Company’s current registered capital is RMB 3,000,000.

Shareholder Ye Deng of the Company has paid in its investment in the amount of RMB 1,500,000. The Company hereby issues this certificate in testimony thereof.

Tianjin Jinhu Culture Development Co., Ltd. (Seal)
Date: December 4, 2013

Investment Certificate of Tianjin Jinhu Culture Development Co., Ltd.

(No: 002)

Tianjin Jinhu Culture Development Co., Ltd. (the “Company”) was founded on November 24, 2011 and has been registered with Binhai New Division of Tianjin Administration of Industry and Commerce, whose registration number is 120116000078662. The Company’s current registered capital is RMB 3,000,000.

Shareholder Xuemei Zhang of the Company has paid in its investment in the amount of RMB 1,500,000. The Company hereby issues this certificate in testimony thereof.

Tianjin Jinhu Culture Development Co., Ltd. (Seal)
Date: December 4, 2013